EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

To Bairnco Corporation:

We have issued our reports dated January 27, 2005, accompanying the consolidated financial statements and schedule incorporated by reference in the Annual Report of Bairnco Corporation on Form 10-K for the year ended December 31, 2004.  We hereby consent to the incorporation by reference of said reports in the Registration Statements of Bairnco Corporation on Form S-8 (File No. 33-36330, effective July 18, 1990 and File No. 33-41313, effective, June 19, 1991).

/s/ Grant Thornton LLP

Orlando, Florida

March 4, 2005